UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2014

MSCI Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7 World Trade Center, 250 Greenwich St, 49th Floor, New York, NY 10007
(Address of principal executive offices) (Zip Code)

(212) 804-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 18, 2014, MSCI Inc. (the “Company” or “Registrant”) issued a press release announcing, among other things, that its Board of Directors approved a plan to initiate a quarterly dividend and increased the Company’s share repurchase authorization to $850 million from $300 million.  The Board of Directors declared a cash dividend on the Company’s common stock, $0.01 par value, of $0.18 per share to be paid on October 31, 2014 to shareholders of record as of the close of trading on October 15, 2014.  The Board of Directors also authorized management to enter into a $300 million accelerated share repurchase agreement.  The Company’s press release, which also provides information with respect to the Company’s near-term investment plans, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description
Exhibit 99.1	Press Release of the Registrant, dated September 18, 2014.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: September 18, 2014	By:	/s/ Robert Qutub
	Name:	Robert Qutub
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release of the Registrant, dated September 18, 2014.